Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 5 DATED JUNE 3, 2013
TO THE PROSPECTUS DATED MARCH 28, 2013

This supplement No. 5 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 5 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information
Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from May 1 to May 31, 2013, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class E
May 1, 2013	$10.21	$10.22	$10.24
May 2, 2013	$10.21	$10.22	$10.24
May 3, 2013	$10.21	$10.23	$10.24
May 6, 2013	$10.22	$10.23	$10.25
May 7, 2013	$10.22	$10.23	$10.25
May 8, 2013	$10.22	$10.23	$10.25
May 9, 2013	$10.22	$10.23	$10.25
May 10, 2013	$10.19	$10.20	$10.22
May 13, 2013	$10.19	$10.21	$10.23
May 14, 2013	$10.20	$10.21	$10.23
May 15, 2013	$10.20	$10.21	$10.23
May 16, 2013	$10.20	$10.21	$10.23
May 17, 2013	$10.20	$10.21	$10.23
May 20, 2013	$10.20	$10.21	$10.24
May 21, 2013	$10.20	$10.21	$10.24
May 22, 2013	$10.20	$10.22	$10.24
May 23, 2013	$10.20	$10.22	$10.24
May 24, 2013	$10.20	$10.22	$10.24
May 28, 2013	$10.21	$10.22	$10.24
May 29, 2013	$10.21	$10.22	$10.24
May 30, 2013	$10.19	$10.20	$10.22
May 31, 2013	$10.19	$10.21	$10.23
Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.

Our Class E shares are not being sold in connection with this offering.